                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant                              [X]
Filed by a party other than the Registrant           [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional materials
[ ]    Soliciting Material Pursuant toss.240.14a-11 orss.240.14a-12

                         MEDICAL ACTION INDUSTRIES INC.
                (Name of Registrant as Specified in its Charter)

                             RICHARD G. SATIN, ESQ.
                        VICE PRESIDENT & GENERAL COUNSEL

Payment of filing fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)    Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

(2)    Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

(4)    Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

(5)    Total fee paid:

       -------------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of filing.

(1)    Amount previously paid:

       -------------------------------------------------------------------------

(2)    Form, schedule or registration statement no.:

       -------------------------------------------------------------------------

(3)    Filing party:

       -------------------------------------------------------------------------

(4)    Date filed:

       -------------------------------------------------------------------------

                         MEDICAL ACTION INDUSTRIES INC.

                              ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 AUGUST 14, 2003

                              ---------------------

To the Stockholders of
MEDICAL ACTION INDUSTRIES INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MEDICAL ACTION INDUSTRIES INC. will be held on Thursday, August 14, 2003 at the NASDAQ MarketSite, 4 Times Square, 43rd Street & Broadway, New York, New York 10036 at 9:00 a.m. (the "Annual Meeting"), for the following purposes:

     1. To elect two directors to serve in Class I until the Annual Meeting of Stockholders in 2006;

     2. To consider and act upon a proposal to approve an amendment to the Company's 1994 Stock Incentive Plan to increase the number of shares issuable thereunder from 1,350,000 to 1,850,000;

     3. To consider and act upon the ratification of Grant Thornton LLP as independent certified public accountants of the Company for the fiscal year ending March 31, 2004; and

     4. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Friday, June 20, 2003 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. All stockholders of the Company are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend, PLEASE PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, which requires no postage if mailed in the United States. Alternatively, you may vote electronically via the Internet or telephone as described in greater detail in the Proxy Statement. Returning your proxy card does not deprive you of your right to attend the Annual Meeting and vote your shares in person.


                                        By Order of the Board of Directors,


                                        Richard G. Satin
                                        Vice President of Operations
                                        and General Counsel


Dated: Hauppauge, New York
       June 27, 2003


EVEN THOUGH YOU MAY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE VOTE BY TELEPHONE OR THE INTERNET, OR COMPLETE AND EXECUTE THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY. A RETURN ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR YOUR CONVENIENCE. TELEPHONE AND INTERNET VOTING INFORMATION IS PROVIDED ON YOUR PROXY CARD. SHOULD YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.

                         MEDICAL ACTION INDUSTRIES INC.

                                 800 PRIME PLACE
                            HAUPPAUGE, NEW YORK 11788

                              ---------------------

                                 PROXY STATEMENT

                                       FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD AUGUST 14, 2003

                              ---------------------

     This Proxy Statement is furnished to stockholders of MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held at the NASDAQ MarketSite, 4 Times Square, 43rd Street & Broadway, New York, New York 10036, on Thursday, August 14, 2003 at 9:00 a.m., New York time, including any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy are first being sent or given to stockholders on or about July 1, 2003.

     INSTEAD OF SUBMITTING YOUR PROXY WITH THE PAPER PROXY CARD, YOU MAY BE ABLE TO VOTE ELECTRONICALLY BY TELEPHONE OR VIA THE INTERNET. IF YOU VOTE BY TELEPHONE OR INTERNET, IT IS NOT NECESSARY TO RETURN YOUR PROXY CARD. See "Voting Via the Internet or By Telephone" on page 14 of this Proxy Statement, or the instructions on the proxy card, for further details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a broker or bank.

     A stockholder who returns the accompanying proxy may revoke it at any time before it is voted by giving notice in writing to the Company, by granting a subsequent proxy or by appearing in person and voting at the meeting. Any stockholder attending the Annual Meeting and entitled to vote may vote in person whether or not said stockholder has previously submitted a proxy. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth herein and in favor of the other proposals described herein. Those voting via the Internet, or by telephone may also revoke their proxy by attending the Annual Meeting or by voting again, at a later time, via the Internet, by telephone, or by submitting the proxy in accordance with the instructions thereon.


VOTING RIGHTS AND VOTES REQUIRED

     At the close of business on June 20, 2003, the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting, the Company had outstanding, approximately 9,950,542 shares of its Common Stock, par value $.001 per share ("Common Stock"). The holders of such Common Stock are entitled to one vote for each share held on the Record Date.

     Directors will be elected by a plurality of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting. Thus, abstentions will have no effect on the vote for election of Directors. However, approval of any other matters to come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy at the Annual Meeting. Broker non-votes occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card and are not considered to be shares "entitled to vote" (other than for quorum purposes). Accordingly, abstentions will have the same effect as votes against these matters, while non-votes will not be included in vote totals and will have no effect on the outcome of these matters.

     Management is not aware at the date hereof of any matter to be presented at the Annual Meeting other than the election of directors and the other proposals described in the attached Notice of Annual Meeting of Stockholders. If any other matter is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

     The expense of soliciting proxies for the Annual Meeting, including the cost of preparing, assembling and mailing the notice, proxy and Proxy Statement, will be paid by the Company. The solicitation will be made by use of the mails, through brokers and banking institutions, and by officers and regular employees of the Company. Proxies may be solicited by personal interview, mail, telephone or facsimile transmission.

     No person has been authorized to give any information or to make any representation other than those contained in this Proxy Statement and, if given or made, such information or representation must not be relied upon as having been authorized by the Company.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth as of the Record Date certain information with regard to beneficial ownership of the Company's Common Stock (i) by each beneficial owner of five percent or more of the Company's Common Stock known by management; (ii) each Director; (iii) each executive officer of the Company; and (iv) all executive officers and Directors of the Company as a group. For a description of the method used to determine such beneficial ownership, see footnote (2) to the following table.

                                AMOUNT AND NATURE                   PERCENT OF CLASS
NAME AND ADDRESS                OF BENEFICIAL OWNERSHIP (1)(2)      IF MORE THAN 1.0% (2)
OF BENEFICIAL OWNER             COMMON STOCK                        COMMON STOCK
-----------------------         ------------------------------      ---------------------
FMR Corp.                       1,382,275 (3)                       13.9%
82 Devonshire Street
Boston, Massachusetts
02109

Paul D. Meringolo               994,250 (4)(5)(6)                    9.9%
800 Prime Place
Hauppauge, New York

Richard G. Satin                323,855 (4)                          3.3%
800 Prime Place
Hauppauge, New York

Daniel F. Marsh                 232,500 (4)                          2.3%
800 Prime Place
Hauppauge, New York

Eric Liu                        287,500 (4)                          2.9%
800 Prime Place
Hauppauge, New York

Dr. Philip F. Corso             53,000                               --
475 Algonquin Road
Fairfield, Connecticut

Dr. Thomas A. Nicosia           22,000                               --
1615 Northern Boulevard
Manhasset, New York

                                 AMOUNT AND NATURE                   PERCENT OF CLASS
NAME AND ADDRESS                 OF BENEFICIAL OWNERSHIP (1) (2)     IF MORE THAN 1.0% (2)
OF BENEFICIAL OWNER              COMMON STOCK                        COMMON STOCK
-----------------------          -------------------------------     ---------------------
Bernard Wengrover                56,000                              --
100 Jericho Quadrangle
Jericho, New York

Directors and executive          1,969,105                           19.1%
officers as a Group
(7 Persons)

------------
(1) Unless otherwise indicated, the stockholders identified in this table have sole voting and investment power with respect to the shares beneficially owned by them.

(2) Each named person and all executive officers and Directors as a group are deemed to be the beneficial owners of securities that may be acquired within 60 days through the exercise of options. Accordingly, the number of shares and percentage set forth opposite each stockholder's name in the above table include the shares of Common Stock issuable upon exercise of presently exercisable stock options under the Company's stock option plans, both with respect to the number of shares of Common Stock deemed to be beneficially owned and the adjusted percentage of outstanding Common Stock resulting from such right of exercise. However, the shares of Common Stock so issuable upon such exercise by any such stockholder are not included in calculating the number of shares or percentage of Common Stock beneficially owned by any other stockholder.

(3) According to Schedule 13G, dated February 14, 2003, filed with the Securities and Exchange Commission jointly by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, Mr. Johnson is chairman and Ms. Johnson is a director of FMR Corp. and may be deemed to be members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that at December 31, 2002 (i) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. was the beneficial owner of 784,475 shares of Common Stock in its capacity as investment advisor to various registered investment companies (the "Fidelity Funds") (the power to vote such shares resides solely with the boards of trustees of the Fidelity Funds, while the power to dispose of such shares resides with Mr. Johnson, FMR Corp., Fidelity and the Fidelity Funds); and (ii) Fidelity Management Trust Company, a bank that is wholly-owned by FMR Corp., was the beneficial owner of 597,800 shares of Common Stock.

(4) Does not include 55,818 shares, 25,126 shares, 38,292 shares and 11,106 shares acquired by Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu, respectively, pursuant to the Medical Action Industries Inc. 401(K) Retirement Plan as of March 31, 2003.

(5) Includes 14,985 shares owned by Mr. Meringolo's children, as to which he disclaims beneficial ownership.

(6) Includes the right to acquire an additional 300,000 shares pursuant to an option granted by the Company's former Chairman of the Board. These options may be exercised on or before October 22, 2007 at $5.00 per share.

                                   MANAGEMENT


OFFICERS OF THE COMPANY

     The Company's executive officers are as follows:

NAME                  AGE     POSITION HELD WITH THE COMPANY
----                  ---     ------------------------------
Paul D. Meringolo     45      Chairman of the Board (Chief Executive Officer) and President

Richard G. Satin      48      Vice President of Operations, General Counsel and Corporate
                              Secretary

Daniel F. Marsh       45      Vice President of Sales and Marketing

Eric Liu              43      Vice President of International Operations

     All of the executive officers of the Company hold office at the pleasure of the Board of Directors.

     Mr. Daniel F. Marsh, has been employed by the Company for more than the past ten years in various sales and marketing positions. Mr. Marsh was appointed Vice President of Sales and Marketing in February 1994 and for the period between April 1, 1993 until February 1994 was Vice
President-International.

     Mr. Eric Liu, has been employed by the Company for more than the past ten years in various positions relating to the international procurement of raw materials and the manufacture of certain of the Company's products. Mr. Liu was appointed Vice President of International Operations in June 1998. Mr. Liu received a Bachelor of Science degree from The National Taiwan Marine University and a Master of Science degree in Transportation Management from the State University of New York.


                              ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation provides that the Board of Directors shall consist of between three and eleven members, as determined from time to time by the Board, divided into three classes as nearly equal in number as possible. The size of the Board has currently been set at five. The Directors named below in Class I are presently Directors of the Company and have been nominated for election as a Director of the Company until the Annual Meeting of Stockholders in 2006 or until their successors are chosen and qualified. Shares represented by executed proxies in the form enclosed will be voted, unless otherwise indicated, for the election as Directors of the aforesaid nominees, unless either shall be unavailable, in which event such shares may be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that either nominee will be unavailable or, if elected, will decline to serve. The following table sets forth the Directors of the Company.

              CLASS I                               CLASS II                              CLASS III
(TO SERVE UNTIL THE ANNUAL MEETING     (TO SERVE UNTIL THE ANNUAL MEETING     (TO SERVE UNTIL THE ANNUAL MEETING
     OF STOCKHOLDERS IN 2003)               OF STOCKHOLDERS IN 2004)               OF STOCKHOLDERS IN 2005)
     ------------------------               ------------------------               ------------------------
Dr. Thomas A. Nicosia                  Bernard Wengrover                      Dr. Philip F. Corso
Richard G. Satin                       Paul D. Meringolo


BIOGRAPHICAL INFORMATION

     The following information is submitted concerning each member of the Board of Directors.

     Paul D. Meringolo, a director and Chairman of the Board and Chief Executive Officer of the Company since October 1997, has been employed by the Company for more than the past twenty years in various executive positions. He also serves the Company as President (since November 1992), and previously held the position of Vice President of Operations from March, 1989 to October 1991 and Senior Vice President (Chief Operating Officer) from October 1991 to November 1992.

     Mr. Richard G. Satin, previously a director of the Company from October 1987 to February 1992, was reappointed to the Board of Directors in February 1993. Mr. Satin has been employed by the

Company as Vice President and General Counsel since January 1993 and has been Corporate Secretary of the Company since October 1991. In February 1994, Mr. Satin was appointed Vice President of Operations. Mr. Satin, a practicing attorney in the State of New York for more than the past fifteen years, was associated with the law firm of Blau, Kramer, Wactlar, Lieberman & Satin, P.C. from May 1983 to January 1993.

     Dr. Philip F. Corso, a director of the Company since March 1984, has been associated with the Yale University School of Medicine for more than the past ten years and is presently an Assistant Clinical Professor of Surgery Emeritus. In addition, Dr. Corso is Senior Attending and Emeritus Chief of Plastic Surgery at Bridgeport and Norwalk Hospitals in Connecticut. Dr. Corso has also published numerous articles in professional journals on plastic and reconstructive surgery. He is a member of numerous national and international plastic surgery societies.

     Dr. Thomas A. Nicosia, a director of the Company since November 1985, has been a practicing cardiologist for more than the past ten years. Dr. Nicosia is a fellow of the American College of Cardiology and is affiliated with North Shore University Hospital in Manhasset, New York and is the former President of the Medical Staff of St. Francis Hospital in Roslyn, New York.

     Mr. Bernard Wengrover, a director of the Company since October 1990, has been a certified public accountant in the State of New York for more than the past twenty years. Mr. Wengrover was the Company's independent auditor from 1977 until March 31, 1989.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR DR. THOMAS A. NICOSIA AND RICHARD G. SATIN AS CLASS I DIRECTORS TO HOLD OFFICE UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.


MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held six meetings during the fiscal year ended March 31, 2003. All directors attended 75% or more of the aggregate number of meetings of the Board, except for Dr. Nicosia.

     The Board of Directors has established the following committees, all of which consist of the three non-employee Directors, Mr. Wengrover, Dr. Corso and Dr. Nicosia, each of whom is independent as defined under the rules of the Nasdaq Stock Market. Included among the committees are an Audit Committee, a Compensation Committee and a Stock Option Committee. There is no Nominating Committee of the Board of Directors.

AUDIT COMMITTEE. This Committee reviews the plan for and the results of the independent audit and internal audit, reviews the Company's financial information and internal accounting and management controls, and performs other related duties. The Audit Committee held two meetings during the last fiscal year.

COMPENSATION COMMITTEE. This Committee makes recommendations to the Board of Directors with respect to compensation for the executive officers of the Company and the Chief Executive Officer. The Compensation Committee met one time during fiscal year 2003.

STOCK OPTION COMMITTEE. This Committee has reviewed and approved the grant of options pursuant to the Company's stock option plans for the Company's directors, officers and employees. The Committee held three meetings during the last fiscal year.


DIRECTORS' COMPENSATION

     DIRECTORS' FEES. Non-employee Directors are currently paid $500 for each board meeting they attend. In addition, as Chairman of the Audit Committee, Bernard Wengrover receives $6,000 for each Audit Committee meeting, as the Chairman and financial expert of such Committee.

     STOCK OPTIONS. In August 1996, stockholders approved the 1996 Non-Employee Directors Stock Option Plan, under which all Directors who are not also employees of the Company will be automatically granted each year at the Annual Meeting of Stockholders options to purchase 2,500 shares at the fair market value of the Company's Common Stock on the date of grant. All options are exercisable from the date of grant.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Securities and Exchange Commission rules now require the Company to include in its proxy statement a report from the Audit Committee of the Board of Directors. The following report concerns the Committee's activities regarding oversight of the Company's financial reporting and auditing process.

                           -------------------------

     The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The NASDAQ Stock Market, and it operates under a written charter adopted by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Committee reviews and assesses the adequacy of its charter on an annual basis.

     The purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company's financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Grant Thornton LLP, the Company's independent auditing firm, is responsible for performing an independent audit of the financial statements in accordance with generally accepted auditing standards.

     Except for Mr. Wengrover, the Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Committee certify that the independent auditor is "independent" under applicable rules. The Committee serves as a board-level oversight role, in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Committee's members in business, financial and accounting matters.

     Among other matters, the Audit Committee monitors the activities and performance of the Company's internal and external auditors, including the audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to perform non-audit services. The Audit Committee and the Board of Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. The Audit Committee also reviews the results of the internal and external audit work with regard to the adequacy and appropriateness of the Company's financial, accounting and internal controls. Management and independent auditor presentations to and discussions with the Audit Committee also cover various topics and events that may have significant financial impact or are the subject of discussions between management and the independent auditor. In addition, the Audit Committee generally oversees the Company's internal compliance programs.

     The Committee has reviewed and discussed the financial statements with management and the independent auditor, management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the independent auditor represented that its presentations included the matters required to be discussed with the independent auditor by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Company's independent auditor also provided the Committee with the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Committee discussed with the independent auditor that firm's independence.

     Following the Committee's discussions with management and the independent auditor, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's annual report on Form 10-K for the year ended March 31, 2003.

                                   The Audit Committee

                                   Bernard Wengrover, Chairman
                                   Dr. Philip F. Corso
                                   Dr. Thomas A. Nicosia

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation of the Company's Chief Executive Officer ("CEO") and each of the Company's most highly compensated executive officers (referred to collectively with the CEO as the "named executives") during the years ended March 31, 2001, 2002 and 2003.


                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                         LONG-TERM COMPENSATION AWARDS
                               -----------------------------------------------   -----------------------------------------------
                                                                                 RESTRICTED
                                                                                    STOCK                 LTIP       ALL OTHER
NAME AND PRINCIPAL             FISCAL                            OTHER ANNUAL      AWARDS     OPTIONS   PAYMENTS    COMPENSATION
POSITION (1)                    YEAR    SALARY ($)   BONUS ($)   COMP. ($) (2)     ($) (3)    (#) (4)    ($) (5)      ($)(6)(7)
----------------------------   ------   ----------   ---------   -------------   ----------   -------   --------    ------------
Paul D. Meringolo               2003      388,614      68,500          --             --           --       --          19,906
Chairman of the Board           2002      351,467      83,500          --             --       20,000       --          22,255
and CEO                         2001      315,389      95,000          --             --       20,000       --          33,418

Richard G. Satin                2003      209,808      65,500          --             --       30,000       --          16,076
Vice President of Operations    2002      199,711      80,500          --             --       20,000       --          15,998
and General Counsel             2001      184,442      91,500          --             --       20,000       --          21,912

Daniel F. Marsh                 2003      216,836      74,500          --             --       30,000       --          12,389
Vice President of Sales and     2002      206,475      89,500          --             --       20,000       --          11,625
Marketing                       2001      194,442      95,000          --             --       20,000       --          17,249

Eric Liu                        2003      189,808      48,300          --             --       30,000       --           2,883
Vice President of               2002      179,712      58,100          --             --       20,000       --           2,816
International                   2001      164,423      50,000          --             --       20,000       --           2,106
--------------------------------------------------------------------------------------------------------------------------------

(1) Includes Chairman of the Board and CEO and the other most highly compensated executive officers as measured by salary and bonus.

(2) There were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payment of above-market preferential earnings on deferred compensation, (c) payments of earnings with respect to long-term incentive plans prior to settlements or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(3) Represents the dollar value of restricted shares granted during the year in question, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. No restricted stock was granted in fiscal 2003. The aggregate number of shares of restricted stock held by each named executive as of March 31, 2003, together with the value of those shares is as follows:
      Mr. Paul D. Meringolo -- 99,500 shares/$1,291,510; Mr. Richard G. Satin -- 62,000 shares/$804,600 and Mr. Daniel F. Marsh -- 47,000 shares/$610,060. Except for the bonus shares granted to Mr. Marsh in fiscal 1997 and 1998 and Mr. Satin in fiscal 1998, which vested in two equal annual installments commencing on the first anniversary of the date of issuance, the shares of restricted stock vested in four equal installments (25% increments) on the second, third, fourth and fifth anniversaries of the date of issuance. Dividends are paid in shares of restricted stock if and to the extent paid on the Company's Common Stock generally.

(4) Includes shares subject to options granted to Messrs. Paul D. Meringolo, Richard G. Satin, Daniel F. Marsh and Eric Liu under the Company's 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan.

(5) For fiscal 2003, 2002, and 2001, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(6) The Company has entered into an Employment Agreement with Mr. Paul D. Meringolo and Change of Control Agreements with Messrs. Paul D. Meringolo, Richard G. Satin and Daniel F. Marsh that may result in payments to each of them upon a change of control of the Company. These arrangements are described under "Management-Employment Agreement" and "Change of Control Arrangements".

(7) Includes, among other things, matching contributions under the Company's 401(K) Retirement Plan, the cost to the Company of the non-business use of Company automobiles, interest-free loans and reimbursement of certain medical expenses which are payable to Mr. Paul D. Meringolo under his Employment Agreement.


STOCK OPTION INFORMATION

     OPTION GRANT TABLE: The following table sets forth information concerning individual grants of stock options made to the named executives during the fiscal year ended March 31, 2003:


                               INDIVIDUAL GRANTS

                                                                         POTENTIAL REALIZED VALUE AT ASSUMED
                                    % OF TOTAL                               ANNUAL RATES OF STOCK PRICE
                      OPTIONS     OPTIONS GRANTED        RANGE OF          APPRECIATION FOR OPTION TERM (2)
                      GRANTED     TO EMPLOYEES IN     EXERCISE PRICES    -----------------------------------
NAME                  (SHARES)      FISCAL 2003          ($/SHARE)              5%($)          10%($)
------------------------------------------------------------------------------------------------------------
Richard G. Satin      30,000            9%                $12.75              $105,678        $233,520
Daniel F. Marsh       30,000            9%                $12.75              $105,678        $233,520
Eric Liu              30,000            9%                $12.75              $105,678        $233,520

---------------------
(1) All of the options in the above table were non-statutory stock options awarded under the 1994 Stock Incentive Plan. The stock options were granted to Messrs. Richard G. Satin, Daniel F. Marsh and Eric Liu on May 31, 2002 and will be exercisable to the extent of 50% one year from the date of grant and 100% two years from date of grant. The stock options were granted at the closing price of the Company's Common Stock as reported in the Wall Street Journal on the date of grant.

(2) The dollar amounts under the 5% and 10% columns in the table are the result of calculations required by the Securities and Exchange Commission (the "SEC") and therefore are not intended to forecast possible future appreciation of the stock price of the Company. Although permitted by the SEC's rules, the Company did not use an alternate formula for grant date valuation because the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. No gain on the stock options awarded to the named executives or other employees is possible without appreciation in the price of the Company's Common Stock, which will benefit all stockholders. The real value of the options in this table depends upon the actual performance of the Company's Common Stock during the applicable period.

     AGGREGATE FISCAL YEAR-END OPTION VALUE TABLE: The following table sets forth, with respect to the named executives, information concerning the exercise of options during the last fiscal year and unexercised options held as of March 31, 2003:


            AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

                                                         NUMBER OF SHARES
                                                      UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                              OPTIONS                IN-THE-MONEY OPTIONS
                                                         AT YEAR END 2003              AT YEAR END 2003
                                                    ---------------------------   ---------------------------
                    SHARES
                    ACQUIRED ON   VALUE
NAME                EXERCISE(#)   REALIZED($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                -----------   --------------    -----------   -------------   -----------   -------------
Paul D. Meringolo      25,000        $187,500         110,000         10,000        $836,675       $68,000
Richard G. Satin       25,000        $187,500         110,000         10,000        $836,675       $68,000
Daniel F. Marsh        25,000        $187,500         110,000         10,000        $836,675       $68,000
Eric Liu               35,000        $293,750         110,000         10,000        $836,675       $68,000

---------------------
(1) The value realized is the spread between the fair market value of the underlying shares on the date of exercise and the exercise price.

(2) These values are calculated by subtracting the exercise price from the fair market value of the Company's Common Stock as of fiscal year end.


         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Board Compensation Committee Report on Executive Compensation shall not be deemed "filed" with the Commission or "soliciting material" under the Securities Exchange Act of 1934, as amended, and shall not be incorporated by reference into any such filings.

     The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews and approves our executive compensation policies. The Compensation Committee administers our various incentive plans, including the 1994 Stock Incentive Plan and the 1989 Non-Qualified Stock Option Plan, sets compensation policies applicable to our executive officers and evaluates the performance of our executive officers. The compensation levels of our executive officers for fiscal year 2003, including base salary levels, potential bonuses and stock option grants were determined by the Compensation Committee at the beginning of the fiscal year. The following is a report of the Compensation Committee describing the compensation policies and rationale applicable with respect to the compensation paid to our executive officers for fiscal year 2003.


GENERAL COMPENSATION PHILOSOPHY

     Our philosophy in setting compensation policies for our executive officers is to maximize stockholder value over time. The primary goal of our executive compensation program is to closely align the interests of the executive officers with those of our stockholders. To achieve this goal, we attempt to
(i) offer compensation opportunities that attract and retain executives whose abilities are critical to our long-term success, motivate individuals to perform at their highest level and reward outstanding achievement, (ii) maintain a portion of the executive's total compensation at risk, tied to achievement of financial, organizational and management performance goals, and
(iii) encourage executives to manage from the perspective of owners with an equity stake in Medical Action. The Compensation Committee currently uses base salary, annual cash incentives and stock options to meet these goals.


CASH COMPENSATION

     Base salary is primarily used by us as a device to attract, motivate, reward and retain highly skilled executives. The Compensation Committee reviewed and approved fiscal 2003 base salaries for our Chief Executive Officer and other executive officers at the beginning of the fiscal year. Base salaries were established by the Compensation Committee based on an executive officer's job responsibilities, level of experience, individual performance, contribution to the business, our financial performance for the past year and recommendations from management. The Compensation Committee also takes into account the salaries for similar positions at comparable companies, based on each individual member's industry experience. In reviewing base salaries, the Compensation Committee focuses significantly on each executive officer's prior performance with us and expected contribution to our future success. In making base salary decisions, the Compensation Committee exercises its discretion and judgment based upon these factors. No specific formula is applied to determine the weight of each factor.

     Each Named Executive Officer's bonus is based on qualitative and quantitative factors and is intended to motivate and reward such Named Executive Officers by directly linking the amount of any cash bonus to specific company-based performance targets and specific individual-based performance targets. Annual incentive bonuses for Named Executive Officers are intended to reflect the Committee's belief that a portion of the compensation of each Named Executive Officer should be contingent upon the performance of our company, as well as the individual contribution of each Named Executive Officer. The Compensation Committee establishes target bonuses for each Named Executive Officer. The Named Executive Officer, including Mr. Meringolo, must successfully achieve these performance targets which are submitted by management to the Compensation Committee for its evaluation and approval at the beginning of the fiscal year. The Company-based performance goals are tied to different indicators of our performance, such as operating results. The individual performance goals are tied to different indicators of such Named Executive Officer's performance, such as our financial performance, new product development and increases in customer base. The Compensation Committee believes that the bonus arrangement provides an excellent link between our earnings performance and the incentives paid to the Named Executive Officers.


EQUITY-BASED COMPENSATION

     The Compensation Committee provides our Named Executive Officers with long-term incentive compensation through grants of stock options under our 1994 Stock Incentive Plan and 1989 Non-Qualified Stock Option Plan. The Compensation Committee believes that stock options provide our Named Executive Officers with the opportunity to purchase and maintain an equity interest in Medical Action and to share in the appreciation of the value of our Common Stock. The Compensation Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. Such options also use vesting periods that encourage key executives to remain with Medical Action. All options granted to Named Executive Officers to date have been granted at the fair market value of our Common Stock on the date of grant. The Compensation Committee considers the grant of each option subjectively, considering factors such as the named executive officer's relative position and responsibilities, the individual performance of the named executive officer over the previous fiscal year and the anticipated contribution of the named executive officer to the attainment of our long-term strategic performance goals. The Committee also considers stock options granted in prior years. The Compensation Committee views stock option grants as an important component of our long-term, performance-based compensation philosophy.


TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code (the "Code") on the compensation paid to our named executive officers. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for any of the Named Executive Officers. However, certain performance-based compensation is specifically exempt from the deduction limit. Although the compensation paid to each of the Company's Named Executive Officers is well below such limit, the Company intends to take the necessary steps to conform its compensation to comply with the Code.

CEO COMPENSATION

     The Compensation Committee meets without the CEO present to evaluate his performance. When Paul D. Meringolo was elected to the additional posts of Chairman and CEO, his base salary remained the same, as he is being compensated pursuant to an employment agreement which presently covers the five year period ending March 31, 2005. For the fiscal year ended March 31, 2003, Mr. Meringolo was awarded incentive compensation, which together with his salary is consistent with the guidelines used for all of the Company's executive officers.

     The Committee has concluded that Mr. Paul D. Meringolo's performance warrants the compensation for fiscal year ended March 31, 2003 as reflected in the Summary Compensation table on page 7.


                                        The Compensation Committee


                                        Bernard Wengrover, Chairman
                                        Dr. Philip F. Corso
                                        Dr. Thomas A. Nicosia

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Standard & Poor 500 Stock Index and Standard & Poor Healthcare (Medical Products and Supplies) Industry for the period of five years commencing April 1, 1998 and ending March 31, 2003.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
            AMONG MEDICAL ACTION INDUSTRIES, INC., THE S&P 500 INDEX
                     AND THE S&P HEALTH CARE SUPPLIES INDEX



                                [GRAPHIC OMITTED]



     The line graph assumes that $100 was invested on March 31, 1998 in the Company's Common Stock, the Standard & Poor 500 Stock Index and Standard & Poor Health Care (Medical Products & Supplies) Index and that all dividends were reinvested.


EMPLOYMENT AGREEMENT

     In February, 1993, the Company entered into an Employment Agreement with Mr. Paul D. Meringolo. The Agreement, as amended, presently covers the five year period ending March 31, 2008 and provides for a salary at an annual rate of $250,000, together with cost of living increments and the reimbursement of medical expenses not otherwise covered by the Company's medical plans, up to a maximum of $5,000. The Agreement further provides that in the event there is a change in control of the Company, as defined therein, or in any person directly or indirectly controlling the Company, as also defined therein, Mr. Meringolo has the option, exercisable within six months of becoming aware of such event, to terminate his Employment Agreement. Upon such termination, Mr. Meringolo has the right to receive as a lump sum payment an amount equal to the compensation remaining to be paid for the balance of the term of the Agreement.

1989 NON-QUALIFIED STOCK OPTION PLAN

     The 1989 Non-Qualified Stock Option Plan (the "Plan"), which expires October 24, 2009, was approved by the stockholders in October 1990 and amended in September 1992, August 1996 and August 1998 and covers 2,150,000 shares of the Company's Common Stock. Under the terms of the Plan, the purchase price of the shares subject to each option granted will not be less than 85% of the fair market value at the date of grant. The date of exercise may be determined at the time of grant by the Board of Directors, but may not exceed five (5) years and ten (10) years for options granted after August 1998. During fiscal 2003, no options were granted under the Plan.

     As the Company's principal stock option plan, along with the Stock Incentive Plan, it is intended to serve as an additional incentive to all employees and key individuals to devote themselves to the future success of the Company by providing them with an opportunity to increase their proprietary interest in the Company through the receipt of options to purchase the Company's Common Stock.

     Subject to the terms of the Plan, the Board of Directors or the Stock Option Committee may determine and designate those employees, consultants and Directors who are to be granted stock options under the Plan and the number of shares to be subject to such options and, as hereinafter described, the nature and terms of the options to be granted. The Board of Directors or the Stock Option Committee shall also, subject to the express provisions of the Plan, have authority to interpret the Plan and to prescribe, amend, and rescind the rules and regulations relating to the Plan.


         PROPOSED AMENDMENTS TO THE COMPANY'S 1994 STOCK INCENTIVE PLAN

     At the Annual Meeting there will be presented to stockholders a proposal amending its 1994 Stock Incentive Plan (the "Incentive Plan") to increase by 500,000 shares to 1,850,000 shares the number of shares eligible to be issued thereunder. A copy of the proposed amendment is attached hereto in Exhibit "A".

     The Incentive Plan was approved by the stockholders in August 1994 and amended in August 1998 and August 2001. The Incentive Plan increases the Company's flexibility in structuring equity-based incentive compensation by broadening the types of incentive awards that may be made, the granting of incentive stock options, shares of restricted stock and non-qualified stock options. The Board of Directors believes that a flexible plan is needed to fashion equity-based incentives consistent with the Company's philosophy of linking executive compensation to total stockholder returns and the long-term financial performance of the Company.

     During fiscal 2003, options were granted under the Incentive Plan to purchase 347,000 shares of common stock, of which 90,000 shares were to the named executives, at an exercise price of $12.75. As of June 15, 2003, 1,000 shares remain available for issuance under the Incentive Plan. The Board of Directors believes that this amount is insufficient and is therefore of the view that the allocation of an additional 500,000 shares of the Common Stock of the Company is well advised. The shares available for issuance under the Incentive Plan will also be increased to the extent any stock options expire or terminate unexercised.

     The Incentive Plan is administered by a committee of Directors (the "Committee"), each of whom must be "disinterested" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. As a practical matter, Directors who are employees of the Company will not be eligible to serve as members of the Committee. The Committee determines the persons to whom, and the times at which, awards will be granted, the type of awards to be granted and all other related terms and conditions of the awards, subject to the limitations described below and set forth in the Incentive Plan. The terms and conditions of each award are set forth in a written agreement with a participant or a written program established by the Committee. All officers and key employees of the Company and its affiliates are eligible to participate in the Incentive Plan.

     The number of shares of Common Stock reserved under the Incentive Plan is subject to adjustment in the event of stock dividends, stock splits, recapitalization and similar events.

     The per share exercise price of any options may not be less than the fair market value of a share of Common Stock at the time of grant. Once an option is granted, the exercise price may not be reduced and an option may not be exchanged for a new option with a lower exercise price.

     The Committee shall determine whether stock option awards shall be settled in cash or in shares of Common Stock valued at fair market value on the date of payment. The Committee also shall be authorized to accelerate the vesting, exercisability and settlement of awards and to permit the exercise price on an option to be paid in cash or by the delivery or withholding of shares.

     The Board of Directors may amend or terminate the Incentive Plan without the approval of the stockholders, but may condition any amendment or stockholder approval if the Board believes it is necessary or advisable to comply with any applicable tax or regulatory requirement. No termination or amendment of the Incentive Plan without the consent of the holder of an award shall adversely affect the rights of the participant.

     The Committee may provide with respect to any award that, in the event of a Change of Control of the Company (as defined in the Incentive Plan), the award shall be cashed out in an amount based on the fair market value of the Common stock without regard to the exercisability of the award or any other conditions or restrictions.


FEDERAL INCOME TAX CONSEQUENCES

     A participant will not recognize income upon the grant of an option or at any time prior to the exercise of the option. At the time the participant exercises a non-qualified stock option, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date the option is exercised over the price paid for the Common Stock, and the Company will then be entitled to a corresponding deduction.

     A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, he or she will be taxed at the time he or she sells the Common Stock purchase pursuant to the option. The participant will be taxed on the excess of the amount for which he or she sells the stock over the price he or she had paid for the stock. If the participant does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the gain will be capital gain and the Company will not get a corresponding deduction. If the participant sells the stock at a gain prior to that time, the difference between the amount the participant paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction. If the participant sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive option may subject a participant to, or increase a participant's liability for, the federal alternative minimum income tax.

     A participant will not be taxed upon the grant of a stock award if such award is not transferable by the participant or is subject to a "substantial risk or forfeiture", as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the participant and are no longer subject to a substantial risk or forfeiture, he participant will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction.

     The Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code of 1986.


MEDICAL ACTION INDUSTRIES INC. RETIREMENT PLAN

     The Company has adopted, effective April 1, 1988, the Medical Action Industries Inc. Retirement Plan (the "Retirement Plan") for certain employees pursuant to Section 401(k) of the Internal Revenue Code. All employees of the Company are eligible to participate in the Retirement Plan. Subject to the terms and conditions of the Retirement Plan, each eligible employee may contribute up to 15% of his compensation, as defined therein. Each participant's contribution vests immediately.

     In addition, the Retirement Plan provides for discretionary Company contributions, up to a maximum of 6% of such participant's compensation. Each participant's portion of the discretionary contribution vests over a period of four years.

     For the fiscal year ended March 31, 2003, contributions under the Retirement Plan for Messrs. Meringolo, Satin, Marsh and Liu were approximately $1,750, $2,340, $2,519 and $2,475, respectively, and $9,084 for all officers as a group.


CHANGE IN CONTROL ARRANGEMENTS

     The Company has entered into agreements with three of its executive officers, Messrs. Paul D. Meringolo, Satin and Marsh, which provide certain benefits in the event of a change in control of the Company. A "change in control" of the Company is defined as, in general, the acquisition by any person of beneficial ownership of 20% or more of the voting stock of the Company, certain business combinations involving the Company or a change in a majority of the incumbent members of the Board of Directors, except for changes in the majority of such members approved by such members. If, within two years after a change in control, the Company or, in certain circumstances, the executive, terminates his employment, the executive is entitled to a severance payment equal to three times (i) such executive's highest annual salary within the five-year period preceding termination plus (ii) a bonus increment equal to the average of the two highest of the last five bonuses paid to such executive. In addition, the executive is entitled to the continuation of all employment benefits for a three-year period, the vesting of all stock options and certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code or any comparable provision of state law.

     Prior to a change in control, the rights and obligations of the executive with regard to his employment by the Company shall be determined in accordance with the policies and procedures adopted from time to time by the Company. The agreements deal only with certain rights and obligations of the executive subsequent to a change in control, and the existence of the agreement shall not be treated as raising any inference with respect to what rights and obligations exist prior to a change in control.


            RATIFICATION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors has selected Grant Thornton LLP, independent certified public accountants, to examine financial statements of the Company for the fiscal year ending March 31, 2004. In the absence of contrary specifications, the shares represented by the proxies will be voted FOR the ratification of this appointment. If the stockholders fail to ratify this appointment, the Board of Directors will reconsider its selection.

     Grant Thornton LLP has been our independent accountants since 1998. A representative of Grant Thornton LLP will be present at the annual meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer any appropriate questions.


AUDIT FEES

     Grant Thornton LLP billed us approximately $72,721 for the audit of our financial statements and review of the financial statements included in our quarterly reports on Form 10-Q for fiscal 2003.


FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     We did not engage Grant Thornton LLP to provide advice to us regarding financial information systems design and implementation during fiscal 2003.


ALL OTHER FEES

     Grant Thornton LLP billed us approximately $57,315 during fiscal 2003 for all other non-audit services, which consisted of $43,277 for tax related services, $8,068 for review of filings with the Securities Exchange Commission and $5,970 of miscellaneous services.

     Our Audit Committee has determined that the provision of services by Grant Thornton LLP other than for audit related services is compatible with maintaining the independence of Grant Thornton LLP as our independent accountants.

VOTE REQUIRED AND BOARD RECOMMENDATION

     If a quorum is present, the affirmative vote of the holders of a majority of the shares to be voted will be required to approve this proposal. Abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect on the outcome of the vote with respect to this proposal. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS.


                             CERTAIN TRANSACTIONS

     From time to time, the Company has made loans to certain of the named executives. As of March 31, 2003 the aggregate balance of such loans due from Mr. Meringolo was $545,938, $394,332 for Mr. Satin, $427,630 for Mr. Marsh and $125,675 for Mr. Liu. Certain loans, which relate to the exercise of stock options, aggregating approximately $1,009,000, bear interest at 7% and are due June 2004. The balance of the indebtedness is evidenced by interest free demand notes and included in the Summary Compensation Table. In addition, Messrs. Meringolo, Satin, Marsh and Liu have pledged to the Company, shares of Medical Action Common Stock as further security for the repayment of such indebtedness.


               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Pursuant to Section 16(a) of the Exchange Act of 1934, directors, certain officers, and beneficial owners of 10% or more of the Company's Common Stock ("reporting persons") are required from time to time to file with the Securities and Exchange Commission (the "Commission") reports on Forms 3, 4 or 5, relating principally to transactions in Company securities by such persons. Based solely upon its review of the copies of such reports furnished to the Company, or written representations received by the Company that no other reports were required, the Company believes during fiscal 2003 that the reporting persons filed on a timely basis the reports required by Section 16(a) of the Securities Act of 1934.


VOTING VIA THE INTERNET OR BY TELEPHONE

     Please note that there are separate Internet and telephone voting arrangements depending upon whether your Shares are registered in your name or in the name of a bank or broker. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by such Stockholder utilizing such services.


SHARES REGISTERED DIRECTLY IN THE NAME OF THE STOCKHOLDER

     Stockholders with shares of Common Stock registered directly with the Company's transfer agent, American Stock Transfer & Trust Company ("AmStock"), may vote telephonically by calling 1-800-PROXIES (1-800-776-9437) on a touch tone telephone, or via the Internet at AmStock's voting site on the World Wide Web (www.voteproxy.com). A Control Number located on the proxy card will be utilized to verify your identity, allow you to vote your shares of Common Stock, and confirm that your voting instructions have been properly recorded.


SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK

     A number of brokerage firms and banks are participating in a program that also offers telephone and Internet voting options. This program is likely different from the program provided by AmStock for the Company's shares of Common Stock registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank which participates in an electronic voting program, you may vote those shares telephonically or via the Internet by following the instructions provided on your proxy card.

                             ADDITIONAL INFORMATION

     The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

     Stockholder proposals with respect to the Company's next Annual Meeting of Stockholders must be received by the Company no later than April 1, 2004 to be considered for inclusion in the Company's next Proxy Statement.

     A copy of the Annual Report has been mailed to every stockholder of record. The Annual Report is not to be considered proxy-soliciting material.


                                        By Order of the Board of Directors,




                                        Richard G. Satin
                                        Vice President of Operations
                                        and General Counsel


Dated: Hauppauge, New York
       June 27, 2003

                                                                      EXHIBIT A


            PROPOSED AMENDMENT TO THE MEDICAL ACTION INDUSTRIES INC.
                            1994 STOCK INCENTIVE PLAN


     The Medical Action Industries Inc. 1994 Stock Incentive Plan (the "Incentive Plan") is hereby amended as follows:

1. Section 2.1 is hereby amended and restated in its entirety as follows:

          "Subject to adjustment in accordance with Section 5.2, 1,850,000 shares of Stock (the "Maximum Plan Shares") are hereby reserved exclusively for issuance pursuant to Stock Incentives. At no time shall the Company have outstanding Stock Incentives subject to Section 16 of the Exchange Act and shares of Stock issued in respect of Stock Incentives in excess of the Maximum Plan Shares; for this purpose, the outstanding Stock Incentives and shares of Stock issues in respect of Stock Incentives shall be computed in accordance with Rule 16b-3(a)(1) as promulgated under the Exchange Act. To the extent permitted by Rule 16-b3(a)(1) as promulgated under the Exchange Act, the shares of Stock attributable to the non-vested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full shall again be available for purposes of the Plan."

2. Effective Date. The effective date of this Amendment to the Incentive Plan shall be August 14, 2003.





                                      A-1